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                                                                    Exhibit 99.1


                  STATEMENT PURSUANT TO 18 U.S.C. SECTION1350

         Pursuant to 18 U.S.C. Section1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SS&C Technologies, Inc.

Date: August 13, 2002                            By: /s/ William C. Stone

                                                 William C. Stone
                                                 Chief Executive Officer

Date: August 13, 2002                            By: /s/ Patrick J. Pedonti

                                                 Patrick J. Pedonti
                                                 Chief Financial Officer